Exhibit 10.12

STANDARD INDUSTRIAL LEASE

270 SHARYLAND, L.P. — LANDLORD

and

THE WORNICK COMPANY RIGHT AWAY DIVISION — TENANT

DATED:  MARCH 4TH 2003

STANDARD INDUSTRIAL LEASE

THIS STANDARD INDUSTRIAL LEASE (the “Lease”) is made to be effective the 4th day of March, 2003, by and between 270 Sharyland, L.P. (“Landlord”), a Texas limited partnership, and The Wornick Company Right Away Division (“Tenant”), a Nevada corporation, Charter No. C-25930-99; EIN #74-1909484.

W I T N E S S E T H:

In consideration of the rents, covenants, and agreements herein set forth, Landlord and Tenant enter into the following agreement:

1.                                      Definitions and Key Provisions.  The following terms shall be defined in this Lease as follows:

Premises:	The 171,179 square foot (more or less) space located within the Building identified on Exhibit “A”, sometimes also referred to as the “Premises Area”.

Project:

The real estate and improvements including the approximately 271,872 square foot building (the “Building”) as shown on Exhibit “A” and municipally numbered as 5700 South International Parkway, Suites B & C, McAllen, Texas; the legal description of the real estate (the “Land”) is attached as Exhibit “B”.

Tenant’s Share:	62.96%; the fraction, the numerator of which is the Premises Area and the denominator of which is the total number of square feet of rentable space in the Building.

Initial Term:	Five (5) years unless terminated earlier as provided herein, commencing on the Rent Commencement Date.

Renewal Terms:	One (1) additional consecutive term of five (5) years.

Rent Commencement Date:	March 1, 2003.

Occupancy:	Tenant may occupy the warehouse area of the Premises for the purpose of setting up equipment and racks immediately upon execution of this Lease by both parties.

Base Rent:	Monthly	Annually	PSF (Annual)

Years 1-5:	$59,912.65	$718,951.80	$4.20 NNN

Renewal Base Rent: Years 6-10:	$68,899.55	$826,794.57	$4.83 NNN

Security Deposit:	$59,912.65

Prepaid Rent:	$134,090.22

Initial Estimated Annual Operating Expenses: (estimated on per square foot basis commencing on Tenant’s occupancy and subject to adjustment to actual costs and expenses as provided herein)

1.	Common Area Charges:	$0.40
2.	Taxes:	$0.54
3.	Insurance:	$0.06
4.	Total:	$1.00	Per Square Foot Annually Beginning March 1, 2003

Brokers:	Grubb & Ellis, Best/White, LLC

2.                                      Granting Clause and Quiet Enjoyment.  In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises for the term hereof. Notwithstanding the fact that the Rent Commencement Date is subsequent to the effective date of this Lease, it is the intention of Landlord and Tenant that each have vested rights hereunder and that this Lease constitutes a binding and valid obligation of each as of the date this Lease is fully executed. Landlord covenants and agrees that upon Tenant’s paying rent and performing all of the covenants and conditions set forth in this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises, for the purposes specified in Section 6.1 hereof subject, however, to all of the terms hereof and to all reservations in favor of Landlord, all zoning ordinances and other laws and regulations governing or regulating the use of the Premises, and all easements, rights-of-way, and presently recorded instruments which affect the Premises. Landlord warrants and represents to Tenant that the Premises and the Building each contain within ten percent (10%), plus or minus, of the useable, rentable square feet set forth in Section 1 hereof.

3.                                      Renewal Terms.  Provided Tenant is not then in default hereunder, Tenant shall have the right to extend the term of this Lease for the applicable Renewal Terms provided Tenant gives Landlord written notice of its election to extend the Lease at least six (6) months prior to the expiration of the then expiring Term.

4.                                      Security Deposit.  Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit referenced in Section 1 which shall be held by Landlord, without obligation for interest or segregation, as security for performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or an exact measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any default by Tenant, Landlord may, without prejudice to any other available remedy, use such fund to make good any rent arrearage or any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord within ten (10) days of written demand therefor, the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of and conditions imposed by laws applicable to security deposits under commercial leases, and if Tenant is not then in default hereunder, Landlord shall, within ninety (90) days of the expiration of this Lease, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges, and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant.

Subject to the requirements of and conditions imposed by laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable law, return to Tenant that portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant.

5.                                      Rent.

5.1                               Base Rent.  Tenant shall pay Base Rent to Landlord for the Premises in the amounts set forth in Section 1; and more specifically in equal and successive monthly installments of Base Rent as set forth therein. Said Base Rent shall be paid in advance on the first day of each month of the Term, without charge to Landlord, with proration to occur for any partial month if the Rent Commencement Date is other than on the first day of a calendar month. In addition to the Security Deposit, the Prepaid Rent, and the first monthly installment of estimated Operating Expenses (as herein defined) shall be due and payable on the date this Lease is fully executed. All rentals to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction, offset or charge, prior notice or demand, and at such place or places as may be designated from time to time by Landlord. Upon the occurrence of an event of default specified in this Lease, Landlord may at its option, require Tenant to make any payment(s) of rental by certified check or money order. Tenant’s obligation to pay rent under this Lease is an independent covenant and no act or circumstance, regardless of whether such act or circumstance constitutes a breach of this Lease by Landlord, shall release Tenant of its obligation to pay rent as required by this Lease.

5.2                               Operating Expense Payments.  It is the intention of Landlord and Tenant that Landlord receive the Base Rent “net” of all other charges except as expressly provided herein; accordingly, beginning on the earlier of (i) the Commencement Date (as defined in the Construction Addendum) or (ii) Tenant’s initial occupancy of the Premises, Tenant shall pay as additional rent Tenant’s Share of the “Operating Expenses” for the Project. The

term “Operating Expenses” shall mean all costs and expenses (including without limitation sales tax) incurred by Landlord with respect to the ownership, maintenance and operation of the Project, including but not limited to: Taxes as provided in Section 11); Insurance (as provided in Section 14); association fees, if any; utilities for the Project; maintenance, repair and replacement of all portions of the Project, including without limitation, signs, fire suppression systems (if any), repair or replacement of exterior surfaces, including but not limited to painting, cleaning and graffiti removal, paving and parking areas, roads, roof (routine maintenance and repair only), alleys, landscaping, line painting, utility lines, lighting, electrical systems; amounts paid to contractors and subcontractors for work or services performed in connection with the foregoing; reasonable property management fees (which, at Landlord’s option, may be payable to itself, an affiliate or third party manager); deductibles on insurance loss; security services, if any; trash collection and sweeping and compliance with laws, rules, regulations and orders of governmental authorities. Operating Expenses do not include debt service under mortgages; costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; utilities for the Premises; leasing commissions; or the cost of renovating space for other tenants of the Project or capital expenditures unless incurred by Landlord with a principal purpose to: (i) effect a reduction in the Operating Expenses; or (ii) keep the Project in compliance with applicable laws, rules, regulations and orders of governmental authorities. The costs of additions or alterations which are required to be capitalized for federal income tax purposes shall be amortized on a straight-line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years. Landlord may at its option increase Tenant’s Share of the Operating Expenses (or any portion thereof) if in Landlord’s reasonable opinion a disproportionate allocation is necessary because of Tenant’s use or operation.

Landlord shall furnish Tenant a written statement estimating Tenant’s Share of the Operating Expenses for the current calendar year (herein the “Estimate”). Beginning on the Rent Commencement Date and on the first day of each month during the Term, Tenant shall pay Landlord as additional rent one-twelfth (1/12) of the Estimate. In addition, Tenant shall pay with the rental payment for the first month following receipt of the Estimate an amount equal to the number of months elapsed in the calendar year prior to receipt of the Estimate times one-twelfth (1/12) of the Estimate, so as to bring said monthly payments current for the year. As soon as practical after the end of each calendar year, Landlord shall furnish Tenant a written statement showing Tenant’s Share of the total Operating Expenses actually due for the calendar year ended (the “Actual Expenses”). If the Actual Expenses exceed the Estimate, then Tenant agrees to pay within ten (10) days of receipt of said statement, the difference between Tenant’s Share of the Actual Expenses and the Estimate. If the Estimate exceeds the Actual Expenses, then Landlord agrees to refund the difference at the time that such statement is furnished, provided Tenant is not then in default in the performance of any of its obligations under this Lease. In the event, and only in such event, that during the term hereof a specific CAM category actually exceeds Landlord’s estimate, as set forth in Section 1 hereof, for the first year, and subsequently, the actual amount of each preceding year for that category by ten percent (10%) or more, and upon not less than fifteen (15) business days written notice from Tenant to Landlord within three (3) months of receipt of the Actual Expenses statement reflecting such, Tenant shall have the right to review and Landlord shall provide copies of invoices, statements, receipts or similar evidence of said specific CAM category expenses for amounts over twenty-five dollars ($25.00) at Landlord’s business office during regular business hours. If Landlord is required to conduct research regarding the expense amounts, Tenant shall pay Landlord $25.00 per hour per personnel for such research. If Landlord and Tenant are unable to agree on the amount to be paid by Tenant, each shall designate a CPA and the two CPA’s shall designate a third CPA to serve as arbitrator of the dispute. The arbitrator’s decision as to the amount to be paid by Tenant shall be binding upon the parties. The non-prevailing party shall bear the expenses incurred by this action. The provisions of this Section shall apply for any partial calendar year during which this Lease is effective, subject to a pro rata adjustment based upon the number of calendar months or portions thereof that this Lease is in effect. Tenant’s obligation to pay any such difference in the Operating Expenses shall survive the termination or expiration of this Lease.

For purposes of this Section, a year shall mean a calendar year except for the first year of this Lease, which shall begin on the Rent Commencement Date and the last year which shall end at the expiration of the Lease.

Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and additional rental payable by Tenant (including without limitation, payments under Sections 1, 5, 11 and 13 hereof regarding operating expenses, taxes, and utilities, etc.) are commercially reasonable and valid, and as to each such charge or amount, constitute a “method by which the charge is to be computed” for purposes of Section 93.004 of the Texas Property Code, as enacted by House Bill 2186, 77th Legislature.

5.3                               Late Charges.  Tenant agrees to pay a late charge of ten percent (10%) as additional rent for each payment due hereunder that remains unpaid, i.e., not received in Landlord’s office, for more than five (5) days after the first (1st) day of the month to cover Landlord’s administrative costs of processing such late payment. In addition to said late charge, any rental or other amount due from Tenant under this Lease which is more than thirty (30) days delinquent shall bear interest from the date such rental or other amount was due at the lesser of the rate of eighteen percent (18%) per year or the then maximum nonusurious rate under applicable law, (the lesser of said amounts being herein referred to as the “Maximum Rate.”) In the event the late charge is ever deemed to be “interest” the amount of interest on past due amounts shall be automatically reduced so that the combination of said late charge and the interest on past due amounts, if any, does not exceed the Maximum Rate. Any amount collected which exceeds the Maximum Rate will be deemed credited to other amounts owed by Tenant to Landlord under this Lease, and any remaining excess after such credit shall be refunded to Tenant. It is the intent of both Landlord and Tenant to at all times comply with the applicable law regarding the maximum nonusurious amount or rate of interest which may be contracted for, charged, taken, reserved or received by Landlord.

6.                                      Conduct of Business of Tenant.

6.1                               Use of Premises.  The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of light manufacturing, receiving and distributing, storing and selling (wholesale only) of products, materials and merchandise made or distributed by Tenant and for such lawful purposes as may be incident thereto and for no other purpose without Landlord’s prior written consent which shall not be unreasonably withheld. Any and all forklift or similar vehicles used or placed in or around the Premises must have polyurethane coated wheels. Tenant shall not use the Premises as a place of public accommodation. Tenant’s acceptance of occupancy from Landlord shall constitute acknowledgment by Tenant that Tenant has inspected the Premises and the Project of which the Premises are a part and that same are suitable for Tenant’s intended use thereof as stated in this Section.  Tenant recognizes and agrees that Landlord is making no warranties, expressed or implied, as to the suitability of the Premises or the Project for any particular use. Tenant accepts the space “AS IS” with all faults.

6.2                               Operation by Tenant.  Tenant covenants and agrees to the following:

(a)                                  Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities regardless of when they become effective, pertaining to Tenant’s use or occupancy of the Premises and with any recorded covenants, conditions and restrictions, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air, soil and water quality, Hazardous Materials (as defined in Section 29.3 hereof), waste disposal, air emissions and other environmental, health and safety, zoning and land use matters, the Americans with Disabilities Act or similar laws and with any directive or order of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Premises;

(b)                                 Tenant shall comply with all requirements of any authority or agency having jurisdiction over the insurance rates with respect to the use or occupancy of the Premises;

(c)                                  Landlord shall have the exclusive right to use the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing, and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Project in locations which do not materially interfere with Tenant’s use of the Premises. Tenant shall have no right whatsoever to the exterior or exterior walls, or the roof of the Premises or any portion of the Project outside the Premises, except as otherwise provided in this Lease;

(d)                                 Tenant agrees that it shall not use or permit the Premises to be used for an adult bookstore, adult motion picture theater, nude or semi-nude entertainment club, or similar adult entertainment establishment.

7.                                      Rules and Regulations. Tenant and Tenant’s agents, employees, and invitees shall faithfully observe and comply with all reasonable, uniform rules and regulations promulgated by Landlord from time to time for the safety, care or cleanliness of the Project and for the preservation of good order therein. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Project of any of the rules and regulations, but shall try to enforce performance of all rules and regulations by all tenants.

8.                                      Parking and Use of Common Area and Facilities.

8.1                               Common Area.  All parking areas, access roads and facilities furnished, made available or maintained by Landlord on the Project for the general use in common of tenants of the Project and their invitees in the Project or on the Land, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, pickup stations, pedestrian sidewalks, courts and ramps, landscaped areas, retaining walls, stairways, hallways, common restrooms, lighting facilities, and other similar areas and improvements provided by Landlord for the general use in common of tenants of the Project and their customers (all within the Project are herein collectively called the “Common Area”) shall at all times be subject to the exclusive control and management of Landlord. Tenant acknowledges that it does not have an exclusive interest in the Common Area. Landlord reserves the right to grant such easements and other rights in the Common Area as Landlord may from time to time deem necessary for the benefit of the Project and/or its tenants, including without limitation, easements for mutual ingress and egress, truck turning and similar matters for the benefit of adjacent properties. Landlord may, at its sole option, modify the Common Areas or make such changes thereto as Landlord deems reasonably necessary for the benefit of the Project and/or its tenants.

8.2                               Use of Common Area.  Tenant and Tenant’s business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Area, subject to such reasonable, uniform rules and regulations as Landlord may from time to time impose and the rights of Landlord set forth above. Landlord may at any time close temporarily all or any part of the Common Area to make repairs or changes, to prevent the acquisition of public rights therein or for any other reasonable purpose. Tenant shall not interfere with the other tenants’ right to use any part of the Common Area. Landlord may allocate parking spaces among Tenant and other tenants in the Project if, in Landlord’s opinion, such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Nothing herein shall obligate Landlord to maintain or provide any security services or systems for the Project. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or Project, or other criminal or willful acts of third parties.

9.                                      Maintenance of Premises.

9.1                               Maintenance by Landlord.  Landlord shall keep or cause to be kept the foundations, roof and exterior walls of the Premises in good order, repair and condition except for damage thereto due to the acts or omissions of Tenant, Tenant’s employees or invitees. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof, but in any event within ten (10) business days from such notice. Except as provided in this Section, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant’s responsibility. Landlord reserves the right to enter into a standard maintenance contract with a third party for the routine and regular maintenance of all heating, ventilation and air-conditioning equipment located on the roof or exterior of the Premises.  Landlord shall be responsible for repairs as well as maintenance of said equipment, but Tenant agrees to reimburse Landlord for all expenses incurred by Landlord in connection with such standard maintenance contract and the maintenance and repair of the heating, ventilation, and air-conditioning equipment serving the Premises.

9.2                               Maintenance by Tenant.  Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, gutters and downspouts, windows and window frames and moldings, glass, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, electrical, and plumbing equipment and appurtenances and all interior heating, ventilation and air-conditioning equipment) and all parts of the Premises not required in Section 9.1 to be maintained by Landlord in good order, condition and repair and in a clean, orderly, sanitary and safe condition, damage by unavoidable casualty excepted (including but not limited to doing such things as necessary to cause the Premises to comply with applicable laws, rules, regulations and orders of governmental and public authorities and agencies). If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and shall repair all damages done in or by such replacement.

9.3                               Fire Equipment.  Tenant agrees to supply and maintain at its own expense any fire extinguishers, or other fire prevention equipment, including, without limitation, sprinkler or fire suppression systems, required by law, rules, orders, ordinances, and regulations of any city, county, or state in which the Premises are located and/or required by any insurance carrier, underwriters association, bureau, or any other similar body having jurisdiction involving the Premises. Additionally, Tenant agrees to comply, at its own expense, with all recommendations of any such authority.

10.                               Alterations, Liens and Signs.

10.1                        Alterations.  Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises or construct any changes to the interior of the Premises, without Landlord’s prior written approval thereto, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Landlord’s approval or take such other action with respect thereto as Landlord directs. Tenant shall not make any structural alterations, additions or changes to the Premises. Tenant may, at its own cost and expense erect shelves, bins, racks and removable (i.e., not attached to the realty) trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided such items do not alter the basic character of the Premises, do not damage the Premises, may be removed without injury to the Premises and the construction, erection and installation thereof complies with all legal requirements and other provisions of this Lease. If Landlord grants consent to any requested alterations, the alterations shall be performed in a good, workmanlike and lien free manner in accordance with all applicable legal requirements and any restrictions which may be imposed by Landlord as a condition to its consent. All alterations, changes, additions and all leasehold improvements made by Tenant or made by Landlord on Tenant’s behalf and all fixtures installed by Tenant which are not Trade Fixtures are herein collectively referred to as “Tenant Additions”, and shall be the property of Landlord. Such Tenant Additions shall not be removed by Tenant on, before or following expiration or termination of the Lease without Landlord’s consent except as may be required pursuant to Section 27.1.

10.2                        Liens.  Tenant shall promptly pay all contractors and materialmen, and not permit or suffer any lien to attach to the Premises or Project or any part thereof, and indemnify and save harmless Landlord against the same. Landlord shall have the right to require Tenant to furnish a bond or other indemnity satisfactory to Landlord prior to the commencement of any work by Tenant on the Premises. If any lien attaches or is claimed, Tenant, within ten (10) days following the imposing of any such lien, shall cause the same to be released of record by payment or posting of a bond as provided in the Texas Property Code. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord in the Premises or Project or to charge the rentals payable hereunder for any claim in favor or any person dealing with Tenant, including, without limitation, those who may furnish materials or perform labor for any construction or repairs.

10.3                        Signs.  Tenant will not place or permit on any exterior door or window or any exterior wall of the Premises any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind without the written consent of Landlord except as provided in the Sign Criteria Addendum attached hereto. Failure by Tenant to erect an approved company name/logo sign on the Building within forty-five (45) days of occupancy shall constitute a default hereunder.

11.                               Real Estate Taxes.  Landlord has the sole right to render the Project, land and any improvements thereon to any appropriate taxing authorities. Tenant, as additional rent, agrees to pay Tenant’s Share of all taxes (both general and special), assessments, or governmental charges (hereinafter “Taxes”) lawfully levied or assessed against the land, Project or any portion thereof, including without limitation any gross receipts or similar tax. Tenant’s Share of the Taxes shall be payable as additional rent in accordance with Section 5.2. Additionally, Tenant shall pay to Landlord upon demand, Tenant’s Share of all reasonable costs (including tax consultant and/or attorney’s fees) incurred by Landlord in connection with any protest or contest of the valuation of taxes imposed on the Project or land. Provided, however, Landlord shall have no obligation to take any such action. Tenant shall have the right to inspect, at Landlord’s business office during regular business hours and upon reasonable notice to Landlord, the tax bills which Landlord receives from the applicable taxing authorities.

12.                               Personal Property Taxes.  During the term of this Lease, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement therefor or, at Landlord’s option as provided in Section 11.

13.                               Utilities.  Tenant agrees to convert all utilities to Tenant’s name upon move-in and to pay before delinquency all charges for all utilities (including but not limited to gas, water, heat, sewer, electricity, telephone, garbage removal, water meter charges and all hookup or connection fees or charges) which may accrue with respect to the Premises during the term of this Lease. Additionally, Tenant shall pay to Landlord, as additional rent, upon demand, its share of any utilities which are not separately metered based upon usage as reasonably determined by Landlord. Landlord shall in no event be liable to Tenant for any interruption in the service of any such utilities to the Premises, howsoever such interruption may be caused and this Lease shall continue in full force and effect despite any such interruptions. Tenant agrees to limit use of water and sewer to normal restroom use. Tenant acknowledges that it has inspected the utilities available to the Premises and that it has determined that such utilities are sufficient for all anticipated uses of the Premises. Tenant shall not install any equipment or make any use of the Premises which overloads the utilities available to the Premises and if Landlord reasonably deems Tenant’s use of equipment to be in violation of this provision, Landlord may, in addition to such other remedies which Landlord has hereunder, require Tenant, at Tenant’s expense, to upgrade such utility lines and related equipment including without limitation transformers.

14.                               Insurance; Waiver; Indemnification.

14.1                        Landlord’s Obligation.  During the term of this Lease and any extension or renewal hereof, Landlord shall procure and maintain such “all risk property and general liability” insurance coverage on the Project as Landlord deems appropriate, including, if Landlord so elects, loss of rental insurance in an amount of one or more year’s annual rental.

14.2                        Tenant’s Obligations.

14.2.1.           All Risk Property and General Liability.  Tenant, as additional rent, shall pay to Landlord an amount equal to Tenant’s Share of all premiums paid by Landlord for the insurance coverage described in Section 14.1. Tenant’s Share of such premiums is payable as additional rent in accordance with Section 5.2.

14.2.2.           Liability.  Tenant shall procure and maintain a policy or policies of insurance insuring Tenant, with Landlord named as additional insured, against all claims, damages or actions arising out of or in connection with Tenant’s use or occupancy of the Premises or by the condition of the Premises, the limits of such policy or policies to be in an amount not less than $1,000,000 per occurrence, and in an amount not less than $2,000,000 in the general aggregate for bodily injury and property damage. Said policy or policies shall additionally include “Fire Legal Liability” insurance coverage in the maximum allowable amount. Tenant shall also maintain workman’s compensation insurance in the required statutory amounts and provide Landlord with proof of all insurance.

14.2.3.           Personalty Coverage.  Tenant also agrees to carry insurance against fire and such other risks as are from time to time included in standard extended coverage insurance, for the full insurable value, covering all of Tenant’s merchandise, trade fixtures, furnishings, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Premises.

14.2.4.           Construction Liability.  Tenant, at its own cost and expense, shall obtain and maintain at all times when demolition, excavation, or construction work is in progress being done by Tenant on the Premises, construction liability insurance with limits of not less than $500,000.00 and $2,000,000.00 in the general aggregate for bodily injury and property damage, protecting Landlord and Tenant as well as such other person or persons as Tenant may designate against any and all liability for injury or damage to any person or property in any way arising out of such demolition, excavation, or construction work.

14.2.5.           Form of Insurance. All policies required of Tenant hereunder shall: (i) be issued by a reputable insurance company qualified to do business in the State of Texas and with an A.M. Best rating reasonably acceptable to Landlord; (ii) name Landlord as an additional insured and Tenant as a named insured; (iii) provide that they cannot be canceled for any reason unless Landlord is given thirty (30) days prior written notice by the insurer; (iv) state that such insurance is primary over any insurance carried by Landlord; (v) contain an endorsement in favor of Landlord, waiving such insurance company’s right of subrogation against Landlord; and (vi) contain a statement that the premium for such policy(es) is current. A duly executed certificate of insurance shall be delivered to Landlord on or within five (5) days of the Commencement Date. All renewals shall be delivered to Landlord at least ten (10) days prior to the expiration of the respective policy terms. Landlord shall have the right to review said insurance amounts at least yearly during the term of this Lease and require Tenant to increase said insurance policies to provide coverage in such amounts as Landlord and/or Landlord’s lender, in their discretion, deems necessary. Moreover, should Tenant’s use of the Premises (or any vacancy by Tenant) result in an increased insurance rate, Landlord may, in its discretion allocate such amount of the insurance premium to Tenant as Landlord deems reasonable to pass the cost of such increased premium through to Tenant rather than other tenants of the Project. Tenant agrees to procure and maintain said increased insurance coverage. The insurance required of Landlord hereunder may be maintained under a blanket or master policy which includes properties other than the Project.

14.3                        Mutual Waiver of Subrogation Rights.  Landlord and Tenant and all parties claiming under them mutually release and discharge each other and their respective officers, directors, partners, employees and agents from all claims and liabilities arising from or caused by any casualty or hazard to the extent covered by valid and collectible insurance on the Project; and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided that, such release shall not operate in any case where the effect is to invalidate such insurance coverage. THIS RELEASE SHALL APPLY EVEN IF THE LOSS OR DAMAGE SHALL BE CAUSED BY THE FAULT OR NEGLIGENCE OF A PARTY HERETO OR FOR ANY PERSON FOR WHICH SUCH PARTY IS RESPONSIBLE.

14.4                        Waiver.  LANDLORD, ITS AGENTS AND EMPLOYEES, SHALL NOT BE LIABLE FOR, AND TENANT WAIVES ALL CLAIMS FOR DAMAGE (EXCEPT CLAIMS CAUSED BY OR RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS OR EMPLOYEES), INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES, TO PERSON, PROPERTY OR OTHERWISE, SUSTAINED BY TENANT OR ANY PERSON CLAIMING THROUGH TENANT RESULTING FROM ANY ACCIDENT OR OCCURRENCE IN OR UPON ANY PART OF THE PREMISES OR THE PROJECT, INCLUDING BUT NOT LIMITED TO, CLAIMS FOR DAMAGE RESULTING FROM: (A) ANY EQUIPMENT OR APPURTENANCES BECOMING OUT OF REPAIR; (B) INJURY DONE OR CAUSED BY WIND, WATER, OR OTHER NATURAL ELEMENTS; (C) ANY DEFECT IN OR FAILURE OF PLUMBING, HEATING OR AIR-CONDITIONING EQUIPMENT, ELECTRIC WIRING OR INSTALLATION THEREOF, GAS, WATER, AND STEAM PIPES, STAIRS, PORCHES, RAILINGS OR WALKS; (D) BROKEN GLASS; (E) THE BACKING UP OF ANY SEWER PIPE OR DOWNSPOUT; (F) THE BURSTING, LEAKING OR RUNNING OF ANY TANK, TUB, WASHSTAND, WATER, SNOW OR ICE UPON THE PREMISES OR THE PROJECT; (G) THE FALLING OF ANY FIXTURE, PLASTER OR STUCCO; (H) DAMAGE TO OR LOSS BY THEFT OR OTHERWISE OF PROPERTY OF TENANT OR OTHERS; (I) ACTS OR OMISSIONS OF OTHER PERSONS IN THE PREMISES, OTHER TENANTS IN THE PROJECT, OCCUPANTS OF NEARBY PROPERTIES, OR ANY OTHER PERSONS; AND (J) ANY ACT OR OMISSION OF OWNERS OF ADJACENT OR CONTIGUOUS PROPERTY. ALL PROPERTY OF TENANT KEPT IN THE PREMISES SHALL BE SO KEPT AT TENANT’S RISK ONLY AND TENANT SHALL INDEMNIFY, DEFEND AND SAVE LANDLORD HARMLESS FROM CLAIMS ARISING OUT OF DAMAGE TO THE SAME, INCLUDING SUBROGATION CLAIMS BY TENANT’S INSURANCE CARRIER, EXCEPT CLAIMS CAUSED BY OR RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS OR EMPLOYEES,

14.5                        Indemnification.  Tenant shall indemnify, defend and save harmless Landlord from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with the use, occupancy, management or control of the Premises by Tenant, its agents, employees, contractors or invitees or the operations, conduct or activities in the Premises or the Project by Tenant, its agents, employees, contractors or invitees, including without limitation: (i) liability for damage resulting from the personal injury or death of an employee of Tenant, regardless of whether the Tenant has paid such employee under the Workman’s Compensation law of any state or other similar federal or state program for the protection of employees, (ii) liability arising from any entrance upon the Land, the Project, or the Premises by any person through any means for the purpose of selling or solicitation, including but not limited to, the marketing of edible or potable products, and (iii) damage to any real or personal property of Tenant, Landlord or any third parties. Tenant authorizes Landlord (although expressly recognizing that Landlord is under no obligation to do so) to defend, settle or compromise any claims, demands, suits, proceedings or the like which may represent an indemnifiable obligation of Tenant hereunder should Tenant choose not to so act. Such action or inaction by Landlord shall in no way affect Tenant’s indemnity obligations as provided herein. Tenants indemnity obligations under this Section and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease. Landlord shall indemnify, defend and save harmless Tenant from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way directly connected with Landlord’s actions or omissions related to the Project as a result of the negligence or willful misconduct of Landlord, its agents or employees.

15.                               Right of Entry.  Upon reasonable prior notice (24 hours) unless in the case of an emergency, Landlord, its agents and employees, shall have the right to enter the Premises from time to time at reasonable times to examine, to show them to prospective purchasers and other persons, and to make such repairs, alterations, improvements or additions as Landlord deems desirable. Rent shall not abate during any such entry by Landlord, including without limitation, during the period of any such repairs, alterations, improvements, or addition. During the last six (6) months of the term of this Lease, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord, its agents and employees, may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant’s obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

16.                               Subordination and Attornment.  Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing on the Project or the Land or subsequently created on the Project, and to any renewals and extensions thereof, provided that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants and conditions of this Lease, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust, or other lien to this Lease. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust, or other lien hereafter placed on the Project or the Land, and Tenant agrees on demand, and without charge to Landlord or any mortgagee, to execute such further instruments subordinating this Lease as Landlord may reasonably request, provided such subordination shall be on the express condition that this Lease shall be recognized by the mortgagee, and that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants and conditions of this Lease. No such mortgagee shall be required to assume any liabilities for defaults occurring prior to its ownership of the Project. Tenant covenants and agrees that upon foreclosure of any deed of trust, mortgage or other instrument of security and the sale of the Project or the Land pursuant to any such document, to attorn to any purchaser at such a sale and to recognize such purchaser as the Landlord under this Lease. The agreement of Tenant to attorn to any purchaser pursuant to such a foreclosure sale or trustee’s sale in the immediately preceding sentence shall survive any such sale. Tenant’s rights under this Lease shall remain in full force and effect so long as Tenant shall continue to perform all of the covenants and conditions of this Lease and Tenant is not in default under this Lease and Landlord owns the Project.

17.                               Estoppel Certificate.  Tenant shall at any time but not more often than three (3) times per year, upon the reasonable request of Landlord and without charge to Landlord or any third party requesting same of Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of such modification and certifying that the Lease as modified is in full force and effect), the dates to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. The parties hereto agree that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project or the Land. Tenant’s failure to deliver such statement within ten (10) days after Landlord’s request for the same, shall be conclusive upon Tenant that: (i) this Lease is in full force and effect; (ii) this Lease has not been modified or amended other than expressly stated; (iii) there are no uncured defaults in Landlord’s performance; and (iv) not more than one month’s rent or other charge has been paid in advance.

18.                               Damage and Destruction.  If the Premises are hereafter partially damaged or destroyed or rendered partially untenantable (i.e., less than 30% of the Premises are damaged or untenantable) for their accustomed use by fire or other casualty and such fire or other casualty is not caused directly or indirectly by the fault or negligence of Tenant, its agents, employees, contractors or invitees, Landlord shall, unless the Lease is terminated as provided below, promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes and equipment), and from the date of such casualty until the Premises are so repaired and restored, the monthly rent payments hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenantable bears to the total Premises. Provided, however, Landlord shall not be obligated to expend for such repair or restoration an amount in excess of the insurance proceeds received by Landlord as a result of such damage. Landlord’s obligation to rebuild is contingent upon its receipt of insurance proceeds sufficient to make such repairs. In the event any mortgagee or lender requires such sums to be applied to any debt, Landlord will not be deemed to have received the proceeds. Notwithstanding the above, if the Premises or any material portion of the Project is wholly or substantially damaged (i.e., more than 30% of the Premises are damaged or untenantable), destroyed or rendered untenantable for their accustomed use by fire or other casualty then Landlord shall have the right to terminate this Lease effective as of the date of such casualty by giving to Tenant, within ninety (90) days after the happening of such casualty, written notice of such termination. If such notice is given, this Lease shall terminate and provided Tenant is not in default hereunder, Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. If said notice is not given and Landlord is required or elects to repair or restore the Premises as herein provided, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes and equipment to the same condition as they were in immediately prior to the casualty. If the Premises or any portion of the Project are damaged by fire or other casualty caused directly or indirectly by the fault or negligence of Tenant or its agents, employees, contractors, or invitees, the rent under this Lease will not abate and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises or the Project caused thereby to the extent that such cost and expense is equal to or less than the deductible amount covered by the insurance proceeds described in Section 14.1.

19.                               Eminent Domain.

19.1                        Eminent Domain.  If 30% or more of the Premises or any portion of the Project shall be acquired, condemned or damaged as a result of the exercise of any power of eminent domain, condemnation or sale under threat thereof, or in lieu thereof, then Landlord at its election may terminate this Lease by giving notice to the Tenant of its election, within 180 days of the date the condemning authority shall have the right to possession of the Premises or portion of the Project condemned. Moreover, if any portion of the Project is taken and in Landlord’s judgment such taking would materially interfere with or impair its ownership or operation of the Project, Landlord may terminate this Lease. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken by the condemning authority (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, governmental restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) restore the remaining portion of the Premises to the extent reasonably possible, to render it reasonably suitable for the use permitted by Section 6.1. Provided, however, Landlord shall not be obligated to expend an amount greater than the proceeds received from the condemning authority less all expenses incurred in connection therewith (including attorney’s fees) for the restoration. Base rent as provided in Section 5.1, shall be reduced in the proportion that the area of the Premises so taken bears to the total Premises, No taking of the Common Area shall entitle Tenant to an abatement.

19.2                        Damages.  Landlord reserves and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or sale under threat or in lieu thereof or any act of any public or quasi-public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord reasonably requires, join with Landlord at Landlord’s cost and expense in any action for the recovery of damages if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord or to undertake such other steps as requested, Landlord may impose a fine on Tenant equal to the daily Base Rent amount, plus compounded interest at the rate of 10% per day, for each day that Tenant fails to execute such instruments. However, Landlord does not reserve any damages payable for trade fixtures installed by Tenant at its own cost which are not part of the realty.

20.                               Assignment and Subletting.  Tenant shall not assign this Lease or any interest therein, whether voluntarily, by operation of law, or otherwise, and shall not sublet the Premises or any part thereof, including but not limited to all concession vending, except by written permission and consent of Landlord being first had and obtained.

Consent of Landlord to any such assignment or subletting shall not be unreasonably withheld if: (i) at the time of such assignment or subletting Tenant is not in default in the performance and observance of any of the covenants and conditions of this Lease; (ii) the assignee or subtenant of Tenant shall expressly assume in writing all of Tenant’s obligations hereunder; (iii) Tenant shall provide proof to Landlord that the assignee or subtenant has a financial condition which is satisfactory to Landlord and Landlord’s lender; (iv) the Premises continue to be used solely for the purpose set forth in Section 6.1, and (v) Landlord is furnished with and approves the form of the proposed sublease. In connection with any such assignment or sublease, Tenant or the assignee or subtenant of Tenant shall pay to Landlord any legal and administrative costs incurred by Landlord in approving such assignment or subletting, not to exceed $5,000.00. Any such assignment or sublease, even with the approval of Landlord, shall not relieve Tenant from liability for payment of all forms of rental and other charges herein provided or from the obligations to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease, or a consent to the assignment or subletting of the Premises. Consent to any assignment or subletting shall not be deemed a consent to any future assignment or subletting. Any merger, consolidation or transfer of corporate shares of Tenant, if Tenant is a corporation, so as to result in a change in the present voting control of the Tenant by the person or persons owning a majority of said corporate shares on the date of this Lease, shall constitute an assignment and be subject to the conditions of this Section. If Tenant is a general partnership having one or more corporations as partners or if Tenant is a limited partnership having one or more corporations as general partners, the provisions of the preceding sentence shall apply to each of such corporations as if such corporation alone had been the Tenant hereunder. If Tenant is a partnership, the withdrawal of a general partner shall be an assignment subject to the provisions hereof. Moreover, in the event that the rental due and payable by a sublessee or assignee, or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto exceeds the rental payable under this Lease, or if with respect to an assignment, sublease, license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, subtenant, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, in addition to all rental required hereunder, such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Finally, in the event of any assignment or subletting it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without reduction of any kind, and upon election by Landlord such rentals shall be paid directly to Landlord. Without limitation on Landlord’s approval rights as provided above, Tenant shall provide a copy of any executed sublease to Landlord within ten (10) days of the execution thereof. Landlord may assign this Lease at will and shall provide Tenant with a copy of such assignment.

Notwithstanding the foregoing subsection, Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises without the consent of, but with prior written notice to, Landlord, to any corporation or entity which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant so long as such assignee or sublessee or survivor entity has similar or better financial status, and provided that no such assignment or sublease shall act as a release of Tenant from any of the provisions, covenants and conditions on the part of Tenant to be kept or performed under this Lease.

21.                               Default by Tenant.

21.1                        Events of Default.  The following shall be considered for all purposes to be events of default under and a breach of this Lease: (a) any failure of Tenant to pay any rent or other amount due hereunder for more than ten (10) days after written notice thereof; (b) failure of Tenant to maintain insurance in the amounts and in a form called for under this Lease; (c) any failure by Tenant to perform or observe any of the other terms, provisions, conditions and covenants of this Lease for more than thirty (30) days after written notice of such failure; (d) Tenant shall become bankrupt or insolvent, or file or have filed against it a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or Tenant makes an assignment for the benefit of creditors; (e) if Tenant abandons or vacates the Premises; (f) this Lease, Tenant’s interest herein or in the Premises, any improvements thereon, or any property of Tenant is executed upon or attached; or (g) the Premises come into the hands of any person other than expressly permitted under this Lease.

21.2                        Landlord’s Remedies.  Upon the occurrence of any event of default specified in this Lease, Landlord, without grace period, demand or notice (the same being hereby waived by Tenant), and in addition to all other rights or remedies Landlord may have for such default, shall have the right to pursue any one or more of the following remedies:

(a)                                  Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by force if necessary, without notice or the need to resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and Landlord may recover from Tenant the amount of all loss and damage which Landlord may suffer by reason of such termination, including, without limitation, all costs of retaking the Premises and the total rent and charges reserved in this Lease for the remainder of the term of this Lease (i.e., the duration of this Lease had it not been terminated) all of which shall be immediately due and payable by Tenant to Landlord; and/or

(b)                                 Without terminating this Lease, enter upon and take possession of the Premises, and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force if necessary, without notice or the need to resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Landlord may make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable. Upon each such reletting all rentals received by Landlord therefrom shall be applied: first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any costs and expenses of reletting, including brokers’ and attorneys’ fees and costs of alterations and repairs; third, to rent due hereunder; and fourth, the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder. No such reletting shall relieve Tenant or any guarantors from their obligations hereunder. If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. In no event shall Tenant be entitled to any excess rent obtained by reletting the Premises over and above the rent reserved herein.

No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord to Tenant. Notwithstanding any such reletting or re-entry or taking possession, without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by at law or in equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to relet or attempt to relet the Premises or any portion thereof following termination of this Lease, re-entry or repossession of the Premises. Provided, however, in the event Landlord is ever held to have such a duty, Tenant agrees that Landlord shall, in connection with such efforts, not be required to do anything more than list the Premises for lease with a licensed real estate broker of Landlord’s choosing (which may be an affiliate of Landlord) for a period of three (3) months. If no party acceptable to Landlord executes a lease with Landlord on terms reasonably acceptable to Landlord within this three (3) month period, Tenant agrees that Landlord shall conclusively have satisfied any such duty to release or mitigate. In no event will Landlord have any duty to lease the Premises before Landlord leases other vacant space which it has in the Project or other buildings owned by Landlord nor shall Landlord have any duty to lease to and Landlord will not be considered to be acting unreasonably in refusing to lease to any party if: (i) the prospective lessee has a financial condition which is unacceptable to Landlord or Landlord’s lenders; (ii) the prospective lessee requires any alterations which are unacceptable to the Landlord or Landlord’s lenders; (iii) the prospective lessee requires tenant improvements to be paid by Landlord; or (iv) the prospective lessee requires terms different from this Lease or which are otherwise unacceptable to Landlord or Landlord’s lender.

21.3                        Landlord’s Performance for Account of Tenant.  If the Tenant shall continue in default in the performance of any of the covenants or agreements herein contained after the time limit for the curing thereof then Landlord may perform the same for the account of Tenant. Any amount paid or expense or liability (together with interest thereon at the Maximum Rate from the date upon which any such expense shall have been incurred) incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be additional rent and the same (together with interest thereon at the Maximum Rate from the date upon which any such expense shall have been incurred) may, at the option of Landlord, be added to any rent then due or thereafter falling due hereunder or shall be payable by Tenant to Landlord on demand.

21.5                        Waiver of Rights of Redemption.  To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

21.6                        No Waiver.  No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

22.                               Landlord’s Lien.  To secure the performance of Tenant’s obligations under this Lease, Tenant, as Debtor, and referred to in this Section as “Debtor”, hereby grants to Landlord, as “Secured Party”, a security interest in and an express contractual lien upon all of Debtor’s equipment, furniture, furnishings, appliances, goods, trade fixtures, inventory, chattels, and other personal property of Debtor which is now on the Premises or which is placed on the Premises at some later date, and all proceeds from such items. This property shall not be removed from the Premises without the consent of Secured Party until all arrearages in rent and all other sums of money being due to Secured Party under this Lease have been paid and discharged, and all the covenants, agreements, and conditions of this Lease have been fully complied with and performed by Debtor. Secured Party is authorized and Debtor hereby irrevocably and throughout the term of this Lease (and any extensions or renewals thereof) appoints Secured Party as its attorney-in-fact to prepare and file financing statements signed only by Secured Party as attorney-in-fact on behalf of Debtor covering the security described above; moreover, Debtor agrees to sign the same upon request. Notwithstanding the foregoing, Secured Party is hereby authorized to file a duplicate original or Xerox copy of this Lease as a financing statement with the Office of the Secretary of State and with the appropriate county clerk’s office for the county where the Premises are located, as appropriate. Upon default under this Lease by Debtor, any or all of Debtor’s obligations to Secured Party secured hereby shall, at Secured Party’s option, be immediately due and payable without notice or demand. In addition to all rights or remedies of Secured Party under this Lease and the law, including the right to a judicial or nonjudicial foreclosure, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Texas. This security agreement and the security interest hereby created shall survive the termination of this Lease if such termination results from Debtor’s default. The above-described security interest and lien are in addition to and cumulative of the Landlord’s lien provided by the laws of the State of Texas. In the event Landlord sells Tenant’s property at a judicial or nonjudicial foreclosure sale, Tenant hereby expressly consents to and gives Landlord the authority to bid on and purchase all or a portion of Tenant’s property at such sale.

23.                               Default by Landlord.  Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default provided Landlord has commenced action to correct such default within said 30 day period and continues to diligently prosecute such action to completion) after written notice to Landlord by Tenant, specifically describing such failure. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be deemed binding upon Landlord only during the period of its ownership of the Project and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Project, and in the event of the transfer by such owner of its interest in the Project, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. In the event of an immediate necessary repair, Tenant may act for Landlord if Landlord is unable to achieve immediate results, and Landlord shall reimburse Tenant for all reasonable expense incurred by Tenant in such action based on Landlord’s payment experience with such repair.

24.                               Application of Payments Received From Tenant.  Landlord shall have the right at any time to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord according to Landlord’s sole discretion and regardless of the instructions of Tenant as to application of any such sum, whether such instructions be endorsed upon Tenant’s check or otherwise, unless otherwise agreed upon by both parties in writing. The acceptance by Landlord of a check or checks drawn by a party other than Tenant shall not affect Tenant’s liability hereunder nor shall it be deemed an approval of any assignment or sublease of this Lease by Tenant.

25.                               Notices.  All notices required to be given hereunder shall be in writing and shall (i) be served in person upon the party to be notified or upon its agent, or (ii) be mailed by prepaid certified or registered mail, or (iii) be deposited with a nationally recognized overnight courier, charges prepaid, designated for next business day delivery, or (iv) be sent via facsimile transmission to the appropriate number shown on the signature page of this Lease, and shall be deemed given (i) upon hand delivery to a competent agent, employee or officer of the party, or (ii) three (3) days after deposit with the US Postal Service, or (iii) on the next business day after deposit with an overnight courier, or (iv) upon verifiable confirmation of transmission of the facsimile to the proper number. Either party shall have the right to change its address for notice by notifying the other party of such change in accordance with this Section.

26.                               Sale of Project or Land by Landlord.  In the event of any sale of the Project or Land by Landlord, or any part thereof, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Project or Land shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. Furthermore, in the event of a sale or conveyance by Landlord of the Project or Land, this Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser thereof.

27.                               Surrender, Holding Over and Successors.

27.1                        Surrender.  Upon the expiration or earlier termination of this Lease, whether by forfeiture, lapse of time, or otherwise, or upon the termination of Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, to Landlord in good and broom-clean condition and repair, reasonable wear and tear and loss by fire or other casualty excepted. All Tenant Additions will, following the expiration or termination of this Lease, remain in the Premises as Landlord’s property unless Landlord directs Tenant to remove all or any portion of same whereupon Tenant agrees that it shall, at its expense, remove such Tenant Additions (or portion thereof directed by Landlord). Provided Tenant is not in default, it will remove its Trade Fixtures, inventory, and other personal property upon the expiration of the Term. If Tenant is in default, it shall remove its Trade Fixtures only if specifically directed to do so in writing by Landlord. Tenant shall repair any damage to the Premises caused by the removal of such Tenant Additions, Trade Fixtures, or other items. In no event will any fire sprinklers, fire suppression equipment, HVAC System components, floor tiles, carpeting, ceiling tiles, plumbing fixtures, or similar building system items or any equipment or fixtures attached to the realty be considered “Trade Fixtures” or be removed unless directed by Landlord to do so. Tenant agrees that following an Event of Default, Landlord may, at its option, allow any party claiming to be a lessor of Tenant to remove equipment, Trade Fixtures, and similar items leased from such lessor. Landlord shall have no liability to Tenant therefor. Landlord may condition its consent upon such lessor agreeing to repair any damage to the Premises caused by such removal and providing adequate financial assurances of its ability to pay for any such damages. Provided, however, no such agreement by any such lessor, or Landlord’s failure to obtain such an agreement, shall relieve Tenant of its obligations hereunder including without limitation, Tenant’s obligation to repair said damage even if the damage is caused by said lessor or its contractors or agents. Tenant shall remove all Hazardous Materials. Any Trade Fixtures or Tenant Additions not removed by Tenant as required herein shall be deemed abandoned and may be stored, removed and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention or disposal of same. Moreover, any period following the termination or expiration of this Lease during which there is Hazardous Material, Tenant Alterations or Trade Fixtures which are not removed as herein required shall be considered a holdover by Tenant and, in addition to all other remedies available to Landlord hereunder, shall obligate Tenant to the increased rental payments pursuant to Section 27.2. Tenant shall be entitled to no payment or offset for the value of any such property (even if sold by Landlord) and shall pay on demand all costs incurred by Landlord in connection with such removal or disposal. No retention, disposal or sale or such items shall limit remedies otherwise available to Landlord hereunder for a breach by Tenant. All obligations of Tenant hereunder not fully performed as of the termination or expiration of the Lease shall survive such termination or expiration.

27.2                        Holding Over.  If Tenant holds over or occupies the Premises beyond the term of this Lease (it being agreed there shall be no such holding over or occupancy without Landlord’s written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to twice the monthly rent applicable hereunder at the expiration of the term (including Operating Expenses), prorated for the number of days of such holding over. In such event, Tenant shall occupy the Premises as a Tenant at sufferance, and all of the terms and provisions of this Lease shall be applicable, with the exception of the rent applicable during such holding over period, which shall be increased as aforesaid. Tenant agrees that Landlord may institute a forcible detainer or similar action against Tenant or any other party in possession of the Premises without serving any demand for possession, demand to vacate, notice of termination or similar demand or notice upon Tenant or such party in possession.

27.3                        Successors.  All rights and liabilities herein given or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one person, they shall be bound jointly and severally by this Lease. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment is approved by Landlord as required herein.

28.                               Brokers or Finders.  Other than the Broker named in Section 1, Tenant represents and warrants to Landlord, that it has engaged no broker or finder and that no claims for brokerage commissions or finders’ fees will arise in connection with the execution of this Lease and agrees to indemnify, defend and hold Landlord harmless from any liability or expense (including attorney’s fees) arising from any such claim.

29.                               Environmental Issues.

29.1                        Tenants Compliance with Environmental Laws.  Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which Landlord shall not unreasonably withhold provided Tenant demonstrates to Landlord’s satisfaction that such Hazardous Material is necessary or useful to Tenant’s business. All Hazardous Materials will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises. Landlord represents that the Premises was free of Hazardous Materials prior to Tenant’s move-in.

29.2                        Indemnification.  In addition to, and without limitation on the general indemnity obligations of Tenant under this Lease, Tenant specifically agrees that it shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, injuries, liabilities or losses (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees arising from related claims or suits) which arise during or after the Lease term, or prior to the Lease Term if Tenant had access to and use of the Premises or the Project during that time, as a result of any breach by Tenant of its obligations under this Section or any contamination of the Premises or the Project resulting from the presence of Hazardous Materials on or about the Premises or the Project caused or permitted by Tenant. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, detoxification, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or air or ground water on, over or under the Premises or the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or the Project caused or permitted by Tenant results in any contamination of the Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or the Project to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Project, provided that Landlord’s approval of such actions shall first be obtained. Tenant further agrees to defend Landlord, its agents, employees, and assigns in any administrative or judicial proceeding commenced by private individuals or governmental entities seeking recovery of damages for personal or bodily injury or property damage, or recovery of civil penalties or fines arising out of, connected with, or relating to any breach by Tenant of its obligations under this Section or any contamination of the Premises or the Project resulting from the presence of Hazardous Materials on or about the Premises or the Project caused or permitted by Tenant. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

29.3                        Hazardous Material.  As used herein, the term “Hazardous Material” means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, oil hydrocarbon, asbestos or similar item as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Federal Water Pollution Control Act, as amended, the Texas Water Code, as amended, the Texas Solid Waste Disposal Act, as amended, or any other federal, state or local environmental or health and/or safety related law, regulation, ordinance, rule, or bylaw, whether existing as of the date hereof, previously enforced or subsequently enacted (collectively the “Environmental Laws”).

29.4                        Notice of Certain Events.  Tenant and Landlord shall immediately advise each other in writing of (a) any governmental or regulatory actions instituted or threatened under any Environmental Law affecting either party or the Premises, (b) all claims made or threatened by any third party against either Tenant or Landlord or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials, (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or the Project or Land to be classified in a manner which may support a claim under any Environmental Law, and (d) the discovery of any occurrence or condition on the Premises, the Project or Land or any real property adjoining or in the vicinity of the Premises, the Project or Land which could subject Tenant or Landlord, the Premises, the Project or the Land to any restrictions in ownership, occupancy, transferability or use of the Premises, the Project or the Land under any Environmental Law. Landlord may elect to join and participate in any settlements, remedial actions, legal proceedings or other actions initiated in connection with any claims under any Environmental Law caused or alleged to have been caused by Tenant, it agents, employees, contractors or invitees and to have its reasonable attorney’s fees paid by Tenant. Landlord represents that it is the sole owner of the Premises and the Project. At its sole cost and expense, Tenant agrees when applicable or upon request of Landlord to promptly and completely cure and remedy every violation of an Environmental Law caused by Tenant, its agents, employees, contractors or invitees.

29.5                        Environmental Review.  In the event reasonable evidence exists of the occurrence or existence of the violation of any Environmental Law or the presence of any Hazardous Material on the Premises, the Project or the Land, caused by Tenant, its agents, employees, contractors, or invitees, Landlord (by its officers, employees and agents) at any time and from time to time may contract for the services of persons (the “Site Reviewers”) to perform environmental site assessments (“Site Assessments”) on the Premises, the Project, Land or neighboring properties for the purpose of determining whether there exists on the Premises, the Project, Land or neighboring properties any environmental condition which could reasonably be expected to result in any liability, cost or expense to Landlord. The Site Reviewers are hereby authorized to enter upon the Premises for purposes of conducting Site Assessments. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials and such other tests on the Premises, the Project, Land or neighboring properties as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant agrees to supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The results of Site Assessments shall be furnished to Tenant upon request. The cost of performing such Site Assessments shall be paid by Tenant if such reports establish Tenant as the liable party.

30.                               Miscellaneous.

30.1                        Partial Invalidity.  If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

30.2                        Captions.  The various headings and numbers herein and the grouping of the provisions of this Lease into Sections are for the purpose of convenience only and shall not be considered a part hereof unless expressly stated to the contrary.

30.3                        Gender; Number.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context otherwise requires.

30.4                        Corporation as Tenant.  If a corporation executes this Lease as Tenant, it shall promptly furnish Landlord with copies of certified corporate resolutions attesting to the authority of the officers executing this Lease on behalf of such corporation.

30.5                        Applicable Law.  This Lease shall be governed by the laws of the State of Texas.

30.6                        Time.  Time is of the essence of this Lease.

30.7                        Joint and Several Liability.  If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

30.8                        Accord and Satisfaction.  Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord’s option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s right to recover any and all amounts owed by Tenant hereunder and the Landlord’s right to pursue any other available remedy.

30.9                        Entire Agreement.  There are no representations, covenants, warranties, promises, agreements, conditions or undertaking, oral or written, between Landlord and Tenant other than herein set forth. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Lease or any exhibits or addendums hereto. The person(s) executing this Lease represent that they are duly authorized to execute it in the capacity indicated.

30.10                 No Partnership.  Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of or with Tenant.

30.11                 Force Majeure.  If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of acts of God, unavoidable casualties, the elements, inclement weather preventing work, strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature, not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Tenant shall not be excused from any obligations for payment of rent, percentage rent, additional rent or any other payments required by the terms of this Lease when same are due, and all such amounts shall be paid when due.

30.12                 Financial Statements.  Tenant shall, within ten (10) days of request of Landlord or Landlord’s lender, furnish Tenant’s most recent audited financial statements in reasonable detail and certified as complete and correct by an authorized officer or a principal of Tenant.

30.13                 Determining Charges.  Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and additional rental payable by Tenant (including without limitation, payments under Sections 1, 3 and 5 hereof regarding operating expenses, taxes, and utilities, etc.) are commercially reasonable and valid, and as to each such charge or amount, constitute a “method by which the charge is to be computed” for purposes of Section 93.004 of the Texas Property Code, as enacted by House Bill 2186, 77th Legislature.

30.14                 Attorney’s Fees and Waiver of Jury Trial.  In the event the Landlord finds it necessary to retain an attorney in connection with the default by Tenant in any of the agreements or covenants contained in this Lease, Tenant shall pay reasonable attorney’s fees to said attorney. In the event of any litigation regarding this Lease, the losing party shall pay to the prevailing party reasonable attorney’s fees. Without limitation on the foregoing, Tenant agrees that should Landlord ever file a forcible detainer action or a forcible entry and detainer action, Landlord shall be entitled to its reasonable attorney’s fees and costs in such action, and Landlord shall not be required to give Tenant written notice to vacate or any other notice in order to recover such attorney’s fees and costs as provided in Section 24.006 of the Texas Property Code, as amended, or similar statutes. Landlord and Tenant acknowledge the delay, expense and uncertainty associated with a jury trial involving a complex commercial lease of this nature, and in recognition of these inherent problems hereby waive their rights to a jury trial and agree that any litigation regarding this Lease will be tried without a jury.

30.15                 Exhibits.  The following Exhibits are attached to this Lease and are incorporated herein by reference:

Exhibit “A” = Premises/Site Plan

Exhibit “B” = Legal Description of Project

Exhibit “C” = Sign Criteria

30.16                 Additional Provisions.

a)                                   Project Condition.  Tenant’s acceptance of occupancy from Landlord shall constitute acknowledgment by Tenant that Tenant has inspected the Premises and the Project of which the Premises are a part and that same are suitable for Tenant’s intended use thereof as stated in this Lease. Tenant recognizes and agrees that Landlord is making no warranties, expressed or implied, as to the suitability of the Premises or the Project for any particular use. Tenant accepts the space “AS IS” with all faults. Landlord represents that the Premises and the Project comply with all applicable laws and regulations of pertinent governmental authorities as of completion of construction and as of the date of Tenant move-in.

b)                                   Flex Provision.  If after the expiration of thirty-six (36) months of the Initial Term of the Lease Tenant desires to terminate this Lease, Landlord will allow Tenant to terminate this Lease with six (6) months’ prior written notice from Tenant to Landlord provided such notice is received by Landlord during the thirty (30) day period immediately preceding the six (6) months’ notice period.

30.17                 Addenda.  The following addendums are attached hereto and incorporated herein for all purposes (check as applicable):

☒ Construction Addendum

☐ Guaranty

☒ Existing Rules and Regulations

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

LANDLORD:

270 SHARYLAND, L.P.
By: F-Star Management, L.L.C., General Partner

	By:	/s/ Jerry C. Ayoub
Jerry C. Ayoub, President
Address: 12190 Rojas Drive, El Paso, Texas 79936
Phone: 915-860-4500 Fax: 915-860-4504

TENANT:

THE WORNICK COMPANY RIGHT AWAY DIVISION

By:	/s/ Keith Frase
Name & Title:		Keith Frase, President

Address: 200 N. 1st Street, McAllen, Texas 78501
Phone & Fax: 956-687-9401; 956-631-0857

ASSIGNMENT AND ASSUMPTION OF LEASE

ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”), entered into as of June 30, 2004, by and among The Wornick Company Right Away Division, L.P., a Texas limited partnership (“Assignor”); and The Wornick Company Right Away Division, L.P., a Delaware limited partnership (“Assignee”). Assignor and Assignee are referred to collectively herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, Assignor, as “Tenant,” and 270 Sharyland, L.P., a Texas limited partnership, as “Landlord,” are parties to the Standard Industrial Lease dated March 4, 2003 (the “Lease”), presently covering certain premises (the “Premises”) located at 5700 South International Parkway, Suites B & C, McAllen, Texas, a copy of which Lease is attached hereto as Exhibit A; and

WHEREAS, Assignor, as “Seller,” and Assignee, as “Buyer,” are parties to an Assets Purchase and Sale Contract dated December 3, 2003 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Assignee will purchase substantially all of the assets (and assume certain of the liabilities) of Assignor, including all of Seller’s right, title and interest in, under and to the Lease; and

WHEREAS, simultaneously with the closing of the transactions contemplated by the Purchase Agreement, the Parties mutually desire (a) that Assignor assign all of its right, title and interest in, under and to the Lease to Assignee, (b) that Assignee accept such assignment from Assignor and assume all of Assignor’s obligations as Tenant under the Lease, and (c) that Landlord consent to the assignment contemplated hereby, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are expressly acknowledged, the Parties agree as follows:

1.                                       Effective Date. For all purposes under this Agreement, the term “Effective Date” shall mean that date, if any, on which the closing of the transactions contemplated by the Purchase Agreement is consummated.

2.                                       Assignment and Assumption.

(a)                                  Effective as of the Effective Date, Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, under and to (i) the Lease and (ii) the aggregate security deposit heretofore made by Assignor pursuant to the Lease. Assignor will deliver possession of the Premises to Assignee on the Effective Date.

(b)                                 Assignee hereby accepts the foregoing assignment and hereby agrees to perform all of the terms and conditions of the Lease to be performed on the part of Assignor and assumes all of the liabilities and obligations of Assignor under the Lease, as amended hereby, arising or accruing on or after the Effective Date, including, without limitation, liability for the payment of rent and for the due performance of all the terms, covenants and conditions of the tenant pursuant to the Lease as amended hereby.

3.                                       Consent to Assignment. Effective as of the Effective Date, Landlord has consented to the assignment effected hereby.

4.                                       Representation of Assignor. The Assignor hereby represents to the Assignee and agrees as follows:

(a)                                  The Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease, the Lease has not been amended or modified except as set forth above and the same is the only agreement between the Landlord and the Assignor with respect to the subject matter thereof.

(b)                                 The Lease is in full force and effect with no defaults (or events which, with the passage of time, would become defaults) thereunder on the part of either party in the performance of its obligations under such Lease.

(c)                                  The minimum or base rent and all other rentals and other payments due, owing and accruing under the Lease have been paid through the due date thereof immediately preceding the Effective Date.

(d)                                 The current amount of tenant’s expense and tax contribution is $82,249.98 per month.

(e)                                  Landlord is currently holding a security deposit with respect to the Lease in the amount of $59,912.65.

5.                                       Miscellaneous.

(a)                                  Headings. The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)                                 Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

(c)                                  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR		ASSIGNEE

The Wornick Company Right Away Division, L.P., a Texas limited partnership		The Wornick Company Right Away Division, L.P., a Delaware limited partnership

By: Right Away Management Corporation,		By: Right Away Management Corporation,
a Texas corporation,		a Delaware corporation,
its general partner		its general partner

By:	/s/ Keith E. Frase	By:	/s/ Robert B. McKeon
	Keith E. Frase, President	Robert B. McKeon, President

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STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

This instrument was acknowledged before me on June 30, 2004, by Keith E. Frase, President of Right Away Management Corporation, a Texas corporation, the general partner of The Wornick Company Right Away Division, L.P., a Texas limited partnership.

/s/ Janna Gabriel
Notary Public
Printed Name:	Janna Gabriel
My Commission Expires:
9/24/05

STATE OF NEW YORK	§
§
COUNTY OF NEW YORK	§

This instrument was acknowledged before me on June 30, 2004 by Robert B. McKeon, President of Right Away Management Corporation, a Delaware corporation, the general partner of The Wornick Company Right Away Division, L.P., a Delaware limited partnership.

/s/ Elaine Gerace
Notary Public
Printed Name:	Elaine Gerace
My Commission Expires:
5/18/06

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